As filed with the Securities and Exchange Commission on November 24, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Unity Biotechnology, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	26-4726035 (I.R.S. Employer Identification Number)

285 East Grand Avenue
South San Francisco, CA 94080

(650) 614-5220

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2020 Employment Inducement Incentive Award Plan, as amended

(Full Title of the Plan)

Anirvan Ghosh, Ph.D.

Chief Executive Officer

Unity Biotechnology, Inc.

285 East Grand Avenue
South San Francisco, CA 94080

(650) 416-1192

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Brian J. Cuneo, Esq.

Miles P. Jennings, Esq.

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA 94025

Telephone: (650) 328-4600

Facsimile: (650) 463-2600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share	1,500,000 (3)	$4.70	$7,050,000	$769.16
Total:	1,500,000	$4.70	$7,050,000	$769.16

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2020 Employment Inducement Incentive Award Plan, as amended (the “Inducement Plan”) by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of common stock.

(2)

This estimate is made pursuant to Rule 457(c) and Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share for shares available for future grant is the average of the high and low prices for the registrant’s common stock as reported on the Nasdaq Global Select Market on November 19, 2020, which is $4.70.

(3)	Represents 1,500,000 shares of common stock available for future issuance under the Inducement Plan.

Proposed sale to take place as soon after the effective date of the registration statement as awards under the plans are exercised and/or vest.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,500,000 shares of the Registrant’s common stock issuable under the 2020 Employment Inducement Incentive Award Plan, as amended, for which Registration Statement of the Registrant on Form S-8 (File No. 333-237474) is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS ON

FORM S-8

Pursuant to Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 30, 2020 (File No. 333-237474) are incorporated by reference herein.

Exhibit Index

		Incorporated by Reference
					Filed Herewith
Exhibit Number	Exhibit Description	Form	Date	Number
4.1	Amended and Restated Certificate of Incorporation.	8-K	5-7-18	3.1
4.2	Amended and Restated Bylaws.	8-K	5-7-18	3.2
4.3	Form of Common Stock Certificate.	S-1/A	4-23-18	4.2
5.1	Opinion of Latham & Watkins LLP.				X
23.1	Consent of Independent Registered Public Accounting Firm.				X
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).				X
24.1	Power of Attorney. Reference is made to the signature page to the Registration Statement.				X
99.1(a)#	2020 Employment Inducement Incentive Award Plan	S-8	03-30-20	99.1
99.1(b)#	Amendment to 2020 Employment Inducement Incentive Award Plan				X
99.2#	Form of Stock Option Agreement under the 2020 Employment Inducement Incentive Award Plan, as amended	S-8	03-30-20	99.2
99.3#	Form of Restricted Stock Unit Award Agreement under the 2020 Employment Inducement Incentive Award Plan, as amended	S-8	03-30-20	99.3
99.4#	Form of Performance Stock Unit Award Agreement under the 2020 Employment Inducement Incentive Award Plan, as amended	S-8	03-30-20	99.4
99.5#	Form of Stock Award Agreement under the 2020 Employment Inducement Incentive Award Plan, as amended	S-8	03-30-20	99.5

# Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in South San Francisco, California.

Unity Biotechnology, Inc.

Date: November 24, 2020	By:	/s/ Anirvan Ghosh, Ph.D.
Anirvan Ghosh, Ph.D. Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each Anirvan Ghosh, Ph.D. and Lynne Sullivan his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection  therewith, as fully to all intents and purposes  as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the Registrant, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anirvan Ghosh, Ph.D. Anirvan Ghosh, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	November 24, 2020

/s/ Lynne Sullivan Lynne Sullivan	Chief Financial Officer (Principal Financial and Accounting Officer)	November 24, 2020

/s/ Keith R. Leonard Jr. Keith R. Leonard Jr.	Chairman	November 24, 2020

/s/ Paul L. Berns Paul L. Berns	Director	November 24, 2020

/s/ Kristina M. Burow Kristina M. Burow	Director	November 24, 2020

/s/ Graham K. Cooper Graham K. Cooper	Director	November 24, 2020

/s/ Nathaniel E. David Nathaniel E. David	President and Director	November 24, 2020

/s/ David L. Lacey	Director	November 24, 2020
David L. Lacey

/s/ Robert T. Nelsen	Director	November 24, 2020
Robert T. Nelsen
/s/ Margo Roberts	Director	November 24, 2020
Margo Roberts
/s/ Camille D. Samuels Camille D. Samuels	Director	November 24, 2020